Exhibit 8.1

November 20, 2024

FlexShopper, Inc.

901 Yamato Road, Suite 260

Boca Raton, FL 33431

Re:	Material U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as United States tax counsel to FlexShopper, Inc., a Delaware corporation (“FPAY” or “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Registration Statement relates to the proposed distribution of non-transferable subscription rights (the “Subscription Rights”) entitling holders of the Company’s common stock, series 1 convertible preferred stock and series 2 convertible preferred stock to purchase units, each of which will consist of one share of common stock, one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively with the Series A Right and Series B Right, the “Series Rights”), with each of the Series Rights entitling the holder to purchase one share of the Company’s common stock (the “Offering”). This opinion is being furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Registration Statement.

In providing our opinion, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed, without independent verification, (i) that the Offering will be consummated as described in the Registration Statement, (ii) that the statements concerning the terms of the Offering contained in the Registration Statement are true, correct and complete and will remain true, correct and complete at all relevant times, and no actions have been taken or will be taken which are inconsistent with such statements, (iii) the authenticity and completeness of original documents submitted to us and the completeness and conformity to the authentic originals of documents submitted to us as copies, (iv) that any statement or representation with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification, and (v) the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents. If any of the above described assumptions is untrue for any reason or if the Offering is consummated in a manner that is different from the manner described in the Registration Statement, this opinion may be adversely affected.

November 20, 2024

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Offering or any of the transactions related thereto, or any inaccuracy in the facts or assumptions upon which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications provided herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it expresses legal conclusions as to the application of United States federal income tax law, constitutes an accurate summary of the material United States federal income tax consequences of the Offering with respect to the receipt and exercise (or expiration) of the Subscription Rights, Series Rights, and the ownership and disposition of shares of common stock acquired through this Offering upon exercise of the foregoing rights.

This opinion is being delivered prior to the consummation of the Offering and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Offering under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the Internal Revenue Service (the “IRS”) or any court, and there can be no assurance or guarantee that either will agree with our conclusions. The IRS may challenge one or more of the conclusions contained herein, and the IRS may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

This opinion is furnished to you solely in connection with the Offering, as described in the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent.

November 20, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP